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                                                                    Exhibit 12.1

                              ESSEX PROPERTY TRUST, INC.
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (in thousands, except ratios)


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


                                                       ESSEX PROPERTY TRUST, INC.
                                               ---------------------------------------------
                                                                               PERIOD OF
                                               6 MONTHS ENDED  YEAR ENDED    JUNE 13, 1994
                                                  JUNE 30,     DECEMBER 31,  TO DECEMBER 31,
                                                    1996           1995           1994
                                               --------------  ------------  ---------------
EARNINGS:
  Income before extraordinary item
    and minority interest                         $   4,638      $   8,231      $   4,397
  Interest expense                                    5,910         10,928          4,304
  Amortization of deferred financing costs              426          1,355            773
  Capitalized interest                                   56             92            -
                                               ------------    -----------   ------------
  TOTAL EARNINGS                                  $  11,030      $  20,606      $   9,474


FIXED CHARGES:
  Interest expense                                $   5,910      $  10,928      $   4,304
  Amortization of deferred financing costs              426          1,355            773
  Capitalized interest                                   56             92            -
                                               ------------    -----------   ------------
  TOTAL FIXED CHARGES                             $   6,392      $  12,375      $   5,077
                                               ------------    -----------   ------------

RATIO OF EARNINGS TO FIXED CHARGES                     1.73           1.67           1.87
                                               ------------    -----------   ------------
                                               ------------    -----------   ------------

FIXED CHARGES IN EXCESS ON EARNINGS                       -              -              -
                                               ------------    -----------   ------------
                                               ------------    -----------   ------------



                                                                 ESSEX PARTNERS PROPERTIES
                                               ------------------------------------------------------------
                                                   PERIOD OF
                                               JANUARY 1, 1994    YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                  TO JUNE 12,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1994           1993           1992           1991
                                               ---------------   ------------   ------------   ------------
EARNINGS:
  Income before extraordinary item
    and minority interest                          $    332      $     387         (2,344)        (3,582)
  Interest expense                                    5,924         11,902         13,224         14,762
  Amortization of deferred financing costs               96            219            218            216
  Capitalized interest                                    -              -              -            -
                                               ---------------   ------------   ------------   ------------
  TOTAL EARNINGS                                   $  6,352      $  12,508      $  11,098      $  11,396

FIXED CHARGES:
  Interest expense                                 $  5,924      $  11,902      $  13,224      $  14,762
  Amortization of deferred financing costs               96            219            218            216
  Capitalized interest                                    -              -              -            -
                                               ---------------   ------------   ------------   ------------
  TOTAL FIXED CHARGES                              $  6,020      $  12,121      $  13,442      $  14,978
                                               ---------------   ------------   ------------   ------------

RATIO OF EARNINGS TO FIXED CHARGES                     1.06           1.03           0.83           0.76
                                               ---------------   ------------   ------------   ------------
                                               ---------------   ------------   ------------   ------------

FIXED CHARGES IN EXCESS ON EARNINGS                       -              -          2,344          3,582
                                               ---------------   ------------   ------------   ------------
                                               ---------------   ------------   ------------   ------------

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